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Exhibit 10.28

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTION AND INVENTORY MANAGEMENT SERVICES AGREEMENT

        This Distribution and Inventory Management Services Agreement ("Agreement") is entered into as of May 1st, 2004 (the "Effective Date") by and between Prometheus Laboratories Inc., a California corporation with its principal place of business located at 5739 Pacific Center Blvd. San Diego, CA 92121-4203 ("Prometheus"), and McKesson Corporation, a Delaware corporation with its principal place of business located at One Post Street, San Francisco, CA 94104-5296 ("McKesson").

RECITALS

        WHEREAS, currently Prometheus sells Products (as defined below) to McKesson and McKesson purchases Products from Prometheus for resale distribution; and

        WHEREAS, McKesson is willing to provide certain Base Services (as defined below) as well as additional services to Prometheus as needed and agreed upon by both parties.

        NOW THEREFORE, in consideration of the foregoing, the mutual representations, warranties and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
 Definitions

1.1.
"Aggregate Inventory" means, at any given time, the total of Products in units that McKesson has on hand at all of its storage and/or distribution facilities and that McKesson has on order from Prometheus.

1.2.
"Base Services" means the services that McKesson provides to its Customers on a daily basis, including but not limited to daily order fulfillment to Customers, contract and chargeback administration, customer service support, return and recall management, PDMA secure and compliant facilities.

1.3.
"Confidential Information" means the confidential information described in Section 4.2.

1.4.
"Average Weekly Movement" means, at any given time, the total quantity of Products in units (by NDC number) sold by McKesson to Customers over the immediately preceding [***] weeks divided by [***].

1.5.
"Customers" means the purchaser of Products from McKesson in the United States.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.6.
"Inventory and Sales Reports" means the reports described in Sections 2.1.

1.7.
"On Hand Inventory" means the total cumulative Product in McKesson's individual storage and distribution centers.

1.8.
"On Order Inventory" means McKesson's total cumulative unfilled orders of Product from Prometheus.

1.9.
"New WAC" means the wholesale acquisition price charged by Prometheus to its wholesale customers for Products, after the effective date of a price change instituted by Prometheus at any time following the Effective Date of this Agreement.

1.10.
"Old WAC" means the wholesaler acquisition price charged by Prometheus to its wholesale customers immediately preceding the institution of a New WAC.

1.11.
"Products" means all current and future FDA approved pharmaceutical products, bearing Prometheus' NDC# as set forth in Exhibit A attached hereto as amended from time to time by Prometheus, which Prometheus sells to wholesale customers in the United States.

ARTICLE 2
 Purchasing and Inventory

2.1.
Inventory Management Services.—In addition to the "Base Services" McKesson agrees to provide to Prometheus, the following Inventory Management Services:

A.
Inventory Levels. During the term of this Agreement, McKesson will use best efforts to maintain inventory levels of Prometheus Products, [***].

B.
Purchase Requirement. McKesson agrees to purchase 100% of its requirements of Prometheus Products directly from Prometheus.

C.
Product Availability. McKesson will work with Prometheus to minimize product shortages and maximize product availability by agreeing to the following:

a.
McKesson will institute an automated balancing system on Prometheus Products in order to optimize the use of existing inventories across the entire McKesson network, including regional distribution centers ("RDC") such that the Aggregate Inventory shall not exceed six weeks of Average Weekly Movement.

b.
During backorder situations and limited product availability and upon Prometheus' request, McKesson will implement more frequent order and receiving cycles to help reduce inventory requirements and will take all steps necessary to avoid stockpiling inventory.

D.
Inventory and Sales Reports. McKesson shall prepare inventory reports detailing the status of its Aggregate Inventory of Products and movement of Products by NDC number ("Inventory Reports") and, for the duration of this Agreement, provide Prometheus with such Inventory Reports (852's) weekly. All such Inventory Reports shall be transmitted in EDI format pursuant to Section 2.1 (E) and shall include such information as reasonably requested by Prometheus, including but not limited to the following:

  *** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

    (a)
    On Hand Inventory level by distribution center; and

    (b)
    Sales out by distribution center

  E.
  EDI. McKesson's Inventory Reports shall be transmitted to Prometheus in an EDI 852 format.

    Within thirty (30) days after entering into this Agreement, the parties shall examine and test the capability of their respective EDI systems and complete implementation of a mutually agreeable system whereby transfers of information can be made effectively on a consistent basis. In the event that critical internal support systems and electronic communication links including EDI, are not available for five (5) consecutive business days, the parties will cooperate to promptly implement substitute procedures to document the information customarily sent by EDI and prevent interruptions to each other's business.

  F.
  Returns. All returns will be handled according to the Prometheus returned goods policy ("RTG") as set forth in Exhibit B attached hereto.

  G.
  Base Service Fee. The quarterly fee that Prometheus will pay to McKesson in exchange for [***], the [***], and [***] McKesson shall be entitled to shall be as set forth in Exhibit C attached hereto.

2.2.
Inspections. Upon reasonable prior notice of not less than 10 days and during normal business hours, McKesson shall allow employees or agents of Prometheus to enter into each of McKesson's facilities to inspect McKesson's books and records relating solely to inventory and supply of Products (including relevant electronic information), and inspect and take physical counts of inventory, not more than twice during each consecutive twelve (12) month period of this Agreement to ensure compliance with this Agreement, and to assist McKesson in keeping such inventory clean, complete and moving to minimize returned Products; provided, however that if a problem is uncovered by Prometheus, Prometheus shall be entitled to up to two (2) additional inspections per twelve (12) month period. In no event shall any such inspection relate to any transaction or event that occurred more than three (3) years prior to the date of such inspection.

2.3.
Purchase Limits. Prometheus agrees to ship all McKesson purchase orders in full subject to the limits set forth in section 2.1.A. Prometheus has the right to question and cancel any order that exceeds [***]% of McKesson's equivalent Average Weekly Movement if McKesson is not able to provide reasonable justifications and/or explanations.

2.4
Other Buying Opportunities. This Agreement will not preclude McKesson from any special offers Prometheus may have on short dated inventory or any other special buying opportunities that may occur.

ARTICLE 3
 Term and Termination; Remedies

3.1
Term and Termination. This Agreement shall remain in full force and effect for one (1) year ("Initial Term") from the Effective Date. Thereafter, this Agreement will automatically renew for subsequent one year periods ("Renewal Term") unless

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

  terminated by either party as set forth below. This Agreement may be terminated by either party upon a material breach of the Agreement by the other party so long as the terminating party has provided the other party with forty-five (45) days prior written notice of its intent to terminate and such material breach has not been cured during such forty-five (45) day period. This Agreement may be terminated without cause by either party at any time during any subsequent Renewal Term with thirty (30) days prior written notice to the other party.

ARTICLE 4
 Miscellaneous

4.1.
Nature of Relationship. The relationship between Prometheus and McKesson is that of independent contractor, and no agency, franchise, partnership, joint venture or other relationship shall be construed to exist between the parties by virtue of this Agreement.

4.2.
Confidentiality. During the term of this Agreement, each party, its respective agents, employees and representatives (collectively, the "receiving party") may receive or have access to confidential materials and information of the other party (the "disclosing party"). All such materials and information (including, but not limited to the terms of this Agreement, Products information, operations, methods, strategies, formulas, price lists, discount programs, incentives, rebates, records of unit movement for Products, shipping and warehousing, and confidential proprietary information from third parties), are collectively referred to herein as "Confidential Information" and constitute the property of the disclosing party. During the term hereof and for a period of three (3) years thereafter the receiving party shall hold Confidential Information of the disclosing party in confidence and shall not use or disclose to third persons any such Confidential Information without the disclosing party's prior written consent, excepting those (a) disclosures made on a confidential basis to and use by the directors, officers, employees, and agents of the receiving party who have a reasonable need to know such information in connection with the receiving party's performance of this Agreement and who are bound by confidentiality obligations at least as restrictive as those contained herein, and (b) disclosures which are required by law or government agencies, as reasonably determined by the receiving party or its legal counsel, or are made on a confidential basis to the receiving party's attorneys, accountants, and other professional advisors in connection with matters relating to this Agreement. Notwithstanding the foregoing, "Confidential Information" shall not include material or information which is: (a) already in the public domain at the time of disclosure; (b) rightfully received from a third party without any obligation of confidentiality; or (c) already known to the receiving party or independently developed by the receiving party without any reference to the disclosing party's Confidential Information.

4.3.
Assignment and Delegation. Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that either party may assign this Agreement without such consent (i) in connection with a change of control transaction involving the transfer or sale of at least a majority of such party's stock or assets or (ii) to an Affiliate, provided that the assigning party shall remain ultimately liable for any financial obligations under this Agreement. For the purpose of this Section 4.3, an Affiliate shall be defined to include any company controlling, controlled by, or under common control with McKesson or Prometheus as the case may be through stock ownership, direct or indirect. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

4.4.
Governing Law. Agreement shall be interpreted in accordance with, and governed by, the laws of the State of California.

4.5.
Severability; Waiver. The invalidity of all or part of any provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. Either party's failure to insist on compliance or enforcement of any provision of this Agreement shall not affect its validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement.

4.6.
Force Majeure. Neither party shall be liable for delay in delivery or nonperformance in whole or in part nor shall the other party have the right to terminate this Agreement where delivery or performance has been affected by a condition of force majeure. For purposes of this Agreement, force majeure means a condition which results from causes beyond a party's reasonable control, including, but not limited to, acts of God, acts of the other party, shortages, fires, labor disputes, strikes, floods, epidemics, quarantines, war, riot, delay in transportation, compliance with any applicable governmental regulation or order, whether or not it later proves to be invalid. If either party is affected by a force majeure event, such party shall, within 10 days of its occurrence, give notice to the other party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the non-performing party shall use its reasonable commercial efforts to remedy its inability to perform.

4.7.
Notices. All notices to either party (each a "Notice") shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by express courier service, costs prepaid, or by facsimile to the respective addresses specified below (or to such other address as may be specified by Notice to the other party):

If to McKesson, to:	McKesson 1 Post Street San Francisco, CA 94104-5296 Attention: Greg Yonko Fax: (415) 983-9272
If to Prometheus, to:	Prometheus Laboratories Inc. 5739 Pacific Center Blvd San Diego, CA 92121 Attention: Karl Odquist Fax: (858) 824-0896
With copy to	Prometheus Laboratories Inc. 5739 Pacific Center Blvd San Diego, CA 92121 Attention: Legal Department Fax: (858) 535-2193

4.8.
Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior contracts, agreements and understandings between the parties whether written or oral with regard to the subject matter hereof. To the extent this Agreement contains terms inconsistent with the terms of any other existing agreement between the parties this Agreement will control. This Agreement may not be amended except in writing signed by authorized representatives of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day first above written.

Prometheus Laboratories Inc.		McKesson
By:	/s/ Joseph M. Limber	By:	/s/ Mark Miller
Date:	June 24, 2004	Date:	June 25, 2004
Name:	Joseph M. Limber	Name:	Mark Miller
Title:	President and Chief Executive Officer	Title:	VP of Investment Purchasing
EDI Contact Person:		EDI Contact Person:
Name:		Name:	Karen Sivell
E-mail:		E-Mail:
Phone:		Phone:

Exhibit A

Products

Prometheus NDC	Product Description
65483-0495-14	HELIDAC THEARAPY
65483-0551-01	IMURAN INJ. 100MG/20ML VIAL
65483-0590-10	IMURAN TABLET 50MG (100)
65483-0093-06	RIDAURA CAP 3mg
65483-0355-02	TRANDATE INJECTION 100MG/20ML
65483-0355-04	TRANDATE INJECTION 200MG/40ML
65483-0391-10	TRANDATE TABLET 100MG (100)
65483-0391-50	TRANDATE TABLET 100MG (500)
65483-0391-11	TRANDATE TABLET 100MG (100 UD)
65483-0392-10	TRANDATE TABLET 200MG (100)
65483-0392-50	TRANDATE TABLET 200MG (500)
65483-0392-22	TRANDATE TABLET 200MG (100 UD)
65483-0393-10	TRANDATE TABLET 300MG (100)
65483-0393-50	TRANDATE TABLET 300MG (500)
65483-0393-33	TRANDATE TABLET 300MG (100 UD)
65483-0991-10	ZYLOPRIM TABLET 100MG (100)
65483-0993-10	ZYLOPRIM TABLET 300MG (100)
65483-0993-50	ZYLOPRIM TABLET 300MG (500)

Exhibit B

PROMETHEUS LABORATORIES INC.

MCKESSON RETURNED GOODS POLICY

SUPERSEDES ALL PREVIOUS POLICIES
Effective May 1, 2004
APPLIES TO ALL PROMETHEUS PRODUCTS PURCHASED AFTER May 1, 2004

Customers must contact Integrated Commercialization Solutions (ICS) at (877) 994-3276 to arrange returns per the policy as outlined below. Alternatively, ICS's fax number is 877-280-6677. ICS will forward a Return Authorization Form and a Return Authorization Number (RA#), including instructions for returning the products. All returns must have the RA# clearly marked on the outside of the carton, including shipping and debit memo documentation. The Return Authorization Form needs to be included within the carton. No product will be accepted for return without a RA#.

I.
RETURN POLICY
A.
CUSTOMERS

  All returns must be shipped to ICS at 5051 Commerce Drive, Louisville, KY 40229 as outlined in Section II of this Returned Goods Policy for review and consideration for credit as per this Return Goods Policy. Customers will be notified within 30 days of receipt of returns regarding the final credit disposition. Direct customers (wholesalers) will receive credit, pending review of the returned product. All end user customer (retail) returns must go through the wholesaler; alternatively, product can be returned through the end users' reverse logistics supplier. Wholesaler credit deductions for retail returns are to be taken only after the return has been processed by Prometheus and credit disposition has been communicated to the wholesaler.

  B.
  EXPIRED PRODUCTS

  Expired product may be returned for full credit based on [***], unless the product was sold on a non-returnable basis. Credits will be issued for returned product that is [***].

  C.
  [***]

  [***].

  D.
  NON-EXPIRED PRODUCTS

  [***]. It is not our policy to accept returns of saleable merchandise where the intent of the customer is to reduce inventory.

  E.
  CREDITS

  Credit to authorized wholesalers will be based on the [***], unless the product was sold on a non-returnable basis. Returned product must comply with this Returned Goods Policy.

  F.
  ADDITIONAL FEES

  No additional fees will be accepted from direct or end user customers without prior written approval from Prometheus. These fees include but are not limited to: transportation costs associated with the return of product, handling or processing fees per return or per item, and product destruction costs.

  G.
  ORDER ERRORS

  To avoid any restocking charges, all direct customers' ordering errors must result in the customer contacting ICS within [***] calendar days of receipt of this product and ICS must receive this product within 30 days from the date of the customers' contact with ICS. All documented ICS shipping errors will be promptly addressed and all transportation costs associated with the error will be the sole responsibility of ICS.

  H.
  [***]

  [***].

  I.
  PRODUCTS NOT ELIGIBLE FOR RETURN

  ICS reserves the right to destroy, without credit; any product returns that fall under the "Non Returnable Items" criteria as listed below:

    •
    Damaged by improper storage or subjected to extremes in temperature exposure.
    •
    Involved or purchased in a fire sale, bankruptcy or sacrifice sale.
    •
    Sold on a non-returnable or non-refundable basis.
    •
    Products returned more than [***] past the expiration date.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

    •
    Repackaged products.
    •
    Saleable merchandise returned for the purposes of reducing inventory.
    •
    [***].
    •
    [***].
    •
    Any returns of product that do not follow the Prometheus Return Goods Policy.
    •
    Merchandise originally sold through other than normal domestic channels of distribution.
    •
    Merchandise deemed to not have been rotated appropriately by the wholesaler or that did not follow First Expired First Out (FEFO) accepted industry standards.
II.
SHIPMENT OF RETURNS

  Returns of Prometheus products, in all cases, must be prepaid by the customer except when goods are returned as a result of an error by Prometheus in the original shipment. Products ordered in error by the customer may be returned for credit, freight pre-paid. Returned goods must be shipped to Integrated Commercialization Solutions, 5051 Commerce Crossing Drive, Louisville, KY 40229. It is the shipper's responsibility to securely package all return goods products so as to prevent breakage during transit. Delivery of broken, wet and/or leaking shipping containers may be refused by Integrated Commercialization Solutions or if accepted, these containers will destroyed without credit.

III.
POLICIES GOVERNING DAMAGED MERCHANDISE, SHORTAGES AND OVERAGES (REFUSALS)

  Freight bills for shipments that show external damage must be properly noted by carrier as "Damaged" or "Broken" at time of delivery. [***].

IV.
RECALLS

  In the event of a product recall, Prometheus will notify all direct customers with regard to the procedures to follow to affect the orderly removal of the product from customers' inventory.

V.
AGREEMENT

  The foregoing is acknowledged, understood and agreed to as evidenced by execution by the parties in the spaces below on behalf of those respective companies.

By:	/s/ Robert C. Verfurth Robert C. Verfurth Vice President, Managed Markets and Trade Relations Prometheus Laboratories Inc.
By:	/s/ Mark Miller Mark Miller Vice President of Investment Purchasing McKesson Corporation

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C

[***]. Prometheus shall pay such fees no later than thirty (30) days after the end of each calendar quarter. All such fees will be paid to McKesson in the form of a credit memo or check as determined by Prometheus. For purposes of this Agreement a "calendar quarter" shall mean the following consecutive three calendar month periods: January 1—March 31, April 1—June 30, July 1—September 30 and October 1—December 31. McKesson shall not be entitled to any fees or payments whatsoever except for those expressly set forth in this Agreement.

[***].

Example:

[***]

[***].

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

QuickLinks

  Exhibit 10.28
Exhibit A Products
Exhibit B PROMETHEUS LABORATORIES INC. MCKESSON RETURNED GOODS POLICY SUPERSEDES ALL PREVIOUS POLICIES Effective May 1, 2004 APPLIES TO ALL PROMETHEUS PRODUCTS PURCHASED AFTER May 1, 2004
Exhibit C